Exhibit 1.01
Credo Technology Group Holding Ltd
CONFLICT MINERALS REPORT
(For the reporting period January 1, 2023 to December 31, 2023)

INTRODUCTION
This Conflict Minerals Report (the “Report”) for Credo Technology Group Holding Ltd (the “Company”, “Credo”, “we”, “us” or “our”) is provided in accordance with Rule 13p-1 (the “Rule”) and specialized disclosure report on Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2023 to December 31, 2023 and, unless otherwise indicated herein with respect to a particular statement, covers the activities of all Company subsidiaries. The Report is being filed as Exhibit 1.01 to our specialized disclosure report on Form SD and is also posted on our website at https://investors.credosemi.com under the heading “Financials” → “SEC Filings”. Information contained on or accessible through our website is for general information purposes only and is not part of this Report.
The Rule imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants who manufacture or contract to manufacture products containing the minerals and metals referred to in the Rule as “Conflict Minerals”. The Democratic Republic of the Congo ("DRC") and its adjoining countries have reserves of Conflict Minerals, some of which are illegally sourced and traded by armed groups who are responsible for significant human rights violations. “Armed groups” mean an armed group that is identified as a perpetrator of serious human rights abuses in the annual Country Reports on Human Rights Practices under Sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country. The purpose of the Rule is to encourage companies whose products contain Conflict Minerals to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The DRC and its adjoining countries – Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia – are sometimes referred to in this Report as the “Covered Countries”.
We are subject to the Rule because we use tin, tantalum, tungsten and gold (“3TG”) in the design and manufacture of many of our products and are therefore a “downstream” company in the conflict minerals supply chain. Accordingly, we are required under the Rule to conduct a reasonable country of origin inquiry (“RCOI”) designed to determine in good faith whether any 3TG in our supply chain either originated in the Covered Countries or came from recycled or scrap materials. We do not directly source 3TG from mines, smelters or refiners.
Company and Product Overview
Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power efficiency as data generation and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the emerging 100G (or Gigabits per second), 200G, 400G, 800G and emerging 1.6T (or Terabits per second) markets. Our products are based on our Serializer/Deserializer (“SerDes”) and Digital Signal Processor (“DSP”) technologies. Our product families include integrated circuits (“ICs”), Active Electrical Cables (“AECs”) and SerDes Chiplets. Our intellectual property (“IP”) solutions consist primarily of SerDes IP licensing.
We design, market and sell both product and IP solutions. We help define industry conventions and standards within the markets we target by collaborating with technology leaders and standards bodies. We contract with a variety of manufacturing partners to build our products based on our proprietary SerDes and DSP technologies. We develop standard solutions we can sell broadly to our end markets and also develop tailored solutions designed to address specific customer needs. Once developed, these tailored solutions can generally be broadly leveraged across our portfolio, and we are able to sell the part or license the IP in the broader market.
Supply Chain and Products
Our products typically contain many parts and components obtained from a global network of suppliers, with multiple tiers of suppliers between us and the ultimate sources of the raw materials used in the manufacturing of our products. Raw materials purchased by our direct and indirect suppliers contain Conflict Minerals obtained from smelters and refiners that, in turn, source those minerals from traders and mines in various countries.
HiWire AECs
HiWire AECs are copper interconnect cables designed for affordable, low-power operation at 100G, 200G, 400G, 800G and emerging 1.6T data speeds. HiWire AECs enable hyperscalers and 5G architects to accelerate the transition to Distributed, Disaggregated Chassis (“DDCs”) by offering a high-performance alternative to short, thick Direct Attach Cables (“DACs”) and high-power, high-cost Active Optical Cables (“AOCs”). DDCs allow providers to pair hardware from ODMs with open source and third-party software to address issues surrounding operating expenses, flexibility and cost in traditional chassis applications. Our ToR to NIC AEC solutions enable hardware architects to pair commodity NIC and ToR hardware with value-added AECs to address needs related to redundancy and racking plans. Our HiWire AEC solutions include SWITCH, SPAN, SHIFT and CLOS AECs:

Exhibit 1.01
•Credo HiWire SWITCH AEC enables a NIC to connect to two ToRs in an Active/Standby configuration for sub-millisecond failover that is fully network operating system managed. This enables the simplicity of a single NIC-ToR connector for the server and user with reliability and convergence times that are superior to legacy link aggregation structures.
•    Credo HiWire SPAN AECs are a plug and play replacement of AOC for high-speed interconnects. Intended for rack-to-rack connectivity, these cables support up to 7-meter reach, consume up to 50% less power than AOCs, cost less than AOCs and offer a10-year service life.
•    Credo’s HiWire SHIFT AECs provide breakout functionality to enable a single high-speed port to connect to two or four lower-speed ports. In some cases, this involves speed shifting functionality where lane speeds are changed (e.g., one lane of 112G becomes 2lanes of 56G), modulation schemes are changes (e.g., PAM4 symbol becomes two non-return-to-zero (“NRZ”) symbols) and forward error correction is terminated and/or generated to ensure a plug and play bridge between two different speed hosts.
•    Credo HiWire CLOS AECs are specifically designed for high density in-rack or HPC rack-to-rack interconnect to support CLOS architectures, a type of non-blocking, multistage switching architecture that reduces the number of ports required in an interconnected fabric. With up to 50% less power than optical solutions and up to 75% less volume than DACs, these AECs enable CLOS cabling densities up to 1,000 cables per rack..
Optical DSPs
We provide high-performance, low-power and cost-effective 50G to 800G PAM4 optical DSPs across a broad spectrum of use cases, speeds and bandwidths. The DSPs enable optical interconnect for cloud-scale, hyperscale and enterprise data center buildouts with 100G to 800G PAM4 optical modules and buildouts for 5G wireless service providers with 50G optical modules.
These full-featured DSPs provide high-performance sensitivity and a low bit error rate (“BER”), allowing margin for optical alignment and crosstalk. They utilize our industry-leading transmitters and are optimized for cost-effective production.
Our extensive optical product portfolio comprising our Dove and Seagull product families includes PAM4 DSPs for 50G, 100G, 200G, 400Gand 800G PAM4 optical interconnects. Our proprietary DSP technology and equalization techniques help compensate for optical impairments to achieve optimal overall system performance, signal integrity and power efficiency.
Line Card PHYs
We are enabling data connectivity and security in hyperscale and enterprise data centers with leading edge, low-power line card PHY solutions. Our Retimers, Gearboxes and MACsec / IPSEC devices support PAM4 / NRZ backplane and line card connectivity up to 112G per lane, supporting platforms up to 25.6 Terabits per second (“Tbps”) with 800G ports. Dedicated and multi-mode Retimers, Gearboxes and MACsecs, built around our low-power, high-performance SerDes IP, enable our customers to meet performance, power and price objectives.
Our Line Card PHY product families include our Black Hawk and Bald Eagle products for Retimers and Gearboxes, as well as our Owl series for MACsec / IPSEC applications.
SerDes Chiplets
SerDes technology enables data transmission at high rates while minimizing the number of interconnects required. As the bandwidth of interconnects increase, the complexity of the design for signal transmission increases. Our SerDes architecture has made it possible to deliver cost- and power-effective SerDes solutions in mature process nodes and make them available in chiplet form (multiple SerDes lanes in a single die) for integration with MCM System-on-Chips (“SoCs”), overcoming the need for matching core logic and SerDes IP in the same process node. Our SerDes Chiplets are designed for high performance and low power from mature processes, allowing customers to fabricate their core logic in advanced processes and combine them in their MCM SoC.
Products Covered by this Report. For the purposes of the Reasonable Country of Origin Inquiry and Due Diligence portion of this Report, unless otherwise indicated, “products” refers to the products in the product categories listed above with respect to which manufacturing was completed during calendar year 2023, and “suppliers” refers to, collectively, our direct product suppliers and our component product suppliers.
REASONABLE COUNTRY OF ORIGIN INQUIRY AND DUE DILIGENCE
To comply with the Rule, we conducted a RCOI and due diligence on the source and chain of custody of 3TG to determine whether they originated in a Covered Country and financed or benefited armed groups in any of these countries.
Reasonable Country of Origin Inquiry
Credo conducted a RCOI to determine whether any 3TG in our products originated in one of the Covered Countries or are from recycled or scrap sources. Because we do not purchase conflict minerals directly from any smelter or refiner, we rely on our suppliers to provide us with accurate information about the origin of the minerals in the products and components they supply to us. Our suppliers provide us with this information by submitting a Conflict Minerals Reporting Template (“CMRT”), a

Exhibit 1.01
standardized reporting template developed by the Responsible Minerals Initiative (“RMI”) to identify smelters and refiners (“SORs”) that process 3TG contained in our products. In addition to the information provided on the CMRT, we rely on (i) information from industry sources such as the RMI, (ii) information provided by our customers, and (iii) information obtained by means of our own research.
Based on the findings of our RCOI, we have reason to believe that some 3TG present in our products may have originated in the Covered Countries. We are therefore required by the Rule to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.
Due Diligence Design
On the basis of the information obtained as a result of our RCOI, we conducted a broader due diligence investigation, as described below, regarding the source and chain of custody of conflict minerals as an extension of the CMRT-based RCOI process. These due diligence measures have been designed to conform, in all material respects, with the framework specified in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, including the related Supplements on Gold, Tin, Tantalum, and Tungsten (the “OECD Guidance”), specifically as the OECD Guidance pertains to downstream purchasers in the minerals supply chain. The OECD Guidance specifies a five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high-risk areas.
Credo’s multi-layered due diligence framework with regards to conflict minerals, which is summarized below, conforms to the OECD Guidance. The below description is intended to be a summary and does not describe all of the conflict minerals due diligence measures we performed during the Reporting Period.
Step 1: Establish Strong Company Management Systems.
•Company Policy
◦Adopted a Conflict Minerals Policy (the “Policy”) and have made it publicly available on our website. (https://investors.credosemi.com/static-files/be24aa79-a3ad-496c-86ef-f8330a3ea7fd)
•Internal Management Systems
◦Established an internal conflict minerals group led by our Legal Team to oversee Credo’s RCOI and conduct due diligence on the source and chain of custody of Credo’s necessary conflict minerals.
•System of Controls
◦Maintain material records related to our conflict minerals efforts.
◦Utilize the CMRT, a standardized reporting template developed by the RMI to identify SORs that process the necessary conflict minerals contained in our products.
•Strengthen Company Engagement with Suppliers
◦Provide the Policy to any new direct suppliers as part of Credo’s supplier onboarding process.
•Grievance Mechanism
◦Published an email address (LegalNotices@credosemi.com) in the Policy for general inquiries.
◦Maintain a confidential Ethics Hotline as a grievance mechanism to enable employees, suppliers and stakeholders, as well as the general public to anonymously report any illegal or unethical conduct, which is available at www.credosemi.com/legal/ under the heading “Corporate” → “Credo Ethics Hotline Policy” → “Review this Document”.

Step 2: Identify and Assess Risk in the Supply Chain.
•Survey our supply chain using the CMRT and request that identified direct suppliers identify SORs and determine the country of origin of the minerals processed by them.
•Compare our final SORs list against the list of facilities maintained by RMI’s Responsible Minerals Assurance Process (“RMAP”) to identify which SORs are certified “conflict-free” (“Conformant”) or actively working with RMI (“Active”). RMI determines which SORs to list as Conformant or Active by conducting independent third-party assessments of each SOR’s management systems and sourcing practices and validating the SOR’s conformance with RMAP standards.
•Confirm the accuracy of the information received from our suppliers by cross-checking against data made available by the RMI and against additional information obtained either from our customers or by means of our own research to determine whether the listed SORs are in fact Conformant or Active.
•Determine if follow-up with any direct suppliers and manufacturers is necessary after the review process and based on internally defined criteria.

Step 3: Design and Implement a Strategy to Respond to Identified Risks.
•Continue to develop our risk management plan to respond appropriately to identified risks if Credo’s due diligence process discovers a smelter in our supply chain that is sourcing or processing conflict minerals from the Covered Countries and is not Conformant.

Exhibit 1.01
•Carry out risk mitigation efforts by encouraging suppliers to purchase materials from SORs validated as “conflict-free” by an independent auditor to demonstrate conformance with the RMAP assessment protocols and implement due diligence measures for conflict-free sourcing.
•Request and encourage direct suppliers and manufacturers, if necessary, to discontinue sourcing from SORs that are not Conformant or to encourage such SORs to participate in an independent third-party audit program to demonstrate conformance with the RMAP assessment protocols.
•Share our expectations regarding sourcing from conflict-free designated SORs with our direct suppliers and manufacturers by means of our Policy.
•Apply appropriate escalation procedures if Credo determines that there is a reasonable risk that a supplier is sourcing conflict minerals that are directly or indirectly financing or benefiting armed groups.
Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence.
As we do not source directly from SORs, we rely on independent third parties, including the RMI, to coordinate and conduct third-party audits of these facilities and we rely on the published results of these third-party audits to validate the responsible sourcing practices of the SORs in our supply chain.
Step 5: Report Annually on Supply Chain Due Diligence.
Pursuant to the Rule, Credo is filing this Report as an exhibit to Form SD for the 2023 calendar year reporting period. Credo will file a Form SD and Conflict Minerals Report with the SEC on an annual basis in accordance with the Rule. The Form SD and this Report are also available on our website at https://credosemi.gcs-web.com/static-files/7682019d-b4ff-4029-804c-52af773e71c6.
Description of Due Diligence Measures Performed
Conflict Minerals Processing Facilities
Based on the information provided by our suppliers and otherwise obtained through the due diligence process described above, we have identified the processing facilities from which 3TG contained in our products is sourced, which are listed in Table 1 below.

Country of Origin of Conflict Minerals
Based on information provided by our suppliers, or otherwise obtained through the due diligence process described above, we have identified that some of the 3TG may have originated from mines located in the Covered Countries.

Efforts to Determine Mine or Location of Origin
As described above, the primary focus of our due diligence on the source and chain of custody of the 3TG in our supply chain was based on the collection and assessment of (i) data provided by our suppliers on the CMRT, (ii) data provided by the RMI, (iii) data provided by our customers, and (iv) data obtained by means of our own research. As part of our review and assessment of this data, we prepared a list of SORs in our supply chain and compared this list against the list of facilities maintained by RMI’s RMAP to identify which SORs are Conformant or Active.
Independent Private Sector Audit
Credo has not voluntarily elected to describe any of its products as “DRC conflict free”, and for this reason, an independent private sector audit of this Report has not been conducted.
Results of Our Due Diligence Measures
Through our diligence process described above, we achieved a response rate of 100% for our supply chain survey. As reported to us by our relevant suppliers, we have included a list of SORs determined to be legitimate processing facilities by the RMI, London Bullion Market Association (“LBMA”) and/or the Responsible Jewellery Council (“RJC”) and the locations of these facilities in Table 1 below. Because a majority of our suppliers provided supply chain information on a company level rather than on a product level, our list of SORs may include facilities that did not actually process the 3TG contained in our products.
We have identified 208 SORs in our supply chain at some point during the 2023 reporting year, of which 206 SORs were RMAP Conformant. We received CMRT data for the 2023 reporting year indicating that there were two SORs in our supply chain that were not RMAP Conformant, as described in Table 2 below. After further diligence, we discovered that both of these SORs were removed from the RMAP Conformant list in 2023 because both SORs are no longer in operation. We will continue to monitor our suppliers' Conflict Minerals sourcing practices.

Exhibit 1.01
Ongoing Improvement Efforts
For the next reporting period, we intend to continue taking steps to further mitigate the risk that armed groups in Covered Countries could benefit from our use of conflict minerals.
These steps include:
•continue to monitor our suppliers conflict minerals sourcing practices to ensure that our suppliers remain in compliance with our Policy;
•continue to refine our conflict minerals program, including by implementing a supplier code of conduct;
•engage with our suppliers to obtain updated sourcing information regarding the conflict minerals in our supply chain;
•continue to support our suppliers’ efforts to encourage their SORs to obtain a conflict-free designation from a third-party audit program;
•advise any of our suppliers found to be sourcing from SORs that we identify as high-risk to establish an alternative source for 3TG;
•if required by the Rule, obtain an independent private sector audit for the Report; and
•continue to engage with the RBA, the RMI and other industry initiatives promoting conflict-free supply chains.

Exhibit 1.01
* * * *
FORWARD-LOOKING STATEMENTS
Statements relating to due diligence improvement efforts and certain other statements herein are forward-looking in nature. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” or the negative of these terms and similar expressions may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this Report due to a number of risks and uncertainties. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 23, 2023, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.
DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Credo’s) are not incorporated by reference in, or considered to be a part of, this Report, unless expressly incorporated by reference herein.

Conflict Minerals Processing Facilities Status
For the 2023 reporting year, our suppliers identified 208 SORs as potential sources of necessary conflict minerals.
Out of the 208 SORs identified by our suppliers, 206 had unique smelter IDs identified in the RMI CMRT v6.31 published on May 26, 2023 (the “CMRT v6.31”). Two of the SOR names identified by our suppliers did not match a unique smelter ID in the CMRT v6.31.
Table 1 contains the name of and mineral processed by each Conformant SOR reported to be in our supply chain for the 2023 reporting year. The status of the SORs set forth as Conformant in Table 1 is based on information provided by the RMI, LBMA and/or RJC.
Table 2 contains the name of and mineral processed by each SOR reported to be in our supply chain for the 2023 reporting year that did not match a unique smelter ID in the CMRT v6.31.
Our efforts to determine the mine or location of origin of our necessary conflict minerals are set forth above in “Description of Due Diligence Measures Performed” and “Results of Our Due Diligence Measures".
Table 1: SORs Listed as RMAP Conformant

Metal	Smelter or Refiner Na	Country Location
Gold	Agosi AG / Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN

Exhibit 1.01

Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAFINA A.S.	CZECHIA

Exhibit 1.01

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Inc. / Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA

Exhibit 1.01

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Aurubis Beerse / Metallo Belgium N.V.	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN

Exhibit 1.01

Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. / Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd. / Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC / Masan High-Tech Materials	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Table 2: SORs not listed as RMAP Conformant or Active

Metal	Smelter or Refiner Na	Country Locatio
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA

Exhibit 1.01
Credo continues to utilize the list of potential countries of origin provided by the RMI, whose database includes all potential countries of origin from the supply chains of all of RMI’s member participants and not just Credo. Information provided to us by the RMI is aggregated for all RMAP Conformant SORs in its database and does not necessarily imply use by Credo of materials sourced from these countries.